                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            R. G. BARRY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                         [R. G. BARRY CORPORATION LOGO]

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147

                                                                  March 28, 2003

Dear Fellow Shareholders:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of R. G. Barry Corporation, which will be held at 11:00 a.m., Columbus, Ohio time, on Thursday, May 8, 2003, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. The Board of Directors has nominated two directors, each for a term to expire at the 2006 Annual Meeting of Shareholders. The Board of Directors recommends that you vote FOR the nominees.

     You are also being asked to consider and vote upon a proposal to approve amendments to the R. G. Barry Corporation Employee Stock Purchase Plan. The Board of Directors recommends that you vote FOR this proposal.

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                          /s/ Gordon Zacks
                                          Gordon Zacks,
                                          Chairman of the Board,
                                            Chief Executive Officer and
                                            President

                         [R. G. BARRY CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  March 28, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on Thursday, May 8, 2003, at 11:00 a.m., Columbus, Ohio time, for the following purposes:

        1. To elect two directors to serve for terms of three years each.

        2. To consider and vote upon a proposal to approve amendments to the
           R. G. Barry Corporation Employee Stock Purchase Plan.

        3. To transact any other business which properly comes before the Annual Meeting or any adjournment.

     Shareholders of record at the close of business on March 17, 2003, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope. If you are a registered shareholder and attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Gordon Zacks
                                          Gordon Zacks,
                                          Chairman of the Board,
                                            Chief Executive Officer and
                                            President

                            R. G. BARRY CORPORATION
                            13405 YARMOUTH ROAD N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of R. G. Barry Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders on Thursday, May 8, 2003, or any adjournment. The Annual Meeting will be held at 11:00 a.m., Columbus, Ohio time, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256. This Proxy Statement and the accompanying proxy card were first sent or given to shareholders on or about March 28, 2003.

     You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. You may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, at the address shown on the cover page of this Proxy Statement; by executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting; or, if you are the registered shareholder, by attending the Annual Meeting and giving notice of revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a previously appointed proxy.

     Shareholders holding common shares in "street name" with a broker, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. Shareholders holding common shares in "street name" should review the information provided to them by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

     The Company will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges described above. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $5,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies will be solicited by mail and may be further solicited by further mailing, personal contact, telephone or facsimile by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these solicitation activities. We will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to, and obtaining proxies from, the beneficial owners of common shares entitled to vote at the Annual Meeting.

     Our Annual Report to Shareholders for the fiscal year ended December 28, 2002 (the "2002 fiscal year") is being delivered with this Proxy Statement.

                            VOTING AT ANNUAL MEETING

     Only shareholders of record at the close of business on March 17, 2003, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the record date, 9,808,175 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. There is no cumulative voting in the election of directors. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     The results of shareholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "ABSTAIN" or "AGAINST" or to withhold authority on one or more or all matters or are not marked at all.

     Those common shares represented by properly executed proxies that are received prior to the Annual Meeting and not revoked, will be voted as directed by the shareholder. All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted will be voted FOR the election as directors of the nominees listed below under "ELECTION OF DIRECTORS" and FOR the approval of the amendments to the R. G. Barry Corporation Employee Stock Purchase Plan.

     Under the applicable rules of the New York Stock Exchange ("NYSE") currently in effect, the election of directors and the proposal to approve the amendments to the R. G. Barry Corporation Employee Stock Purchase Plan are considered "discretionary" items upon which broker/dealers, who hold their clients' common shares in street name, may vote in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting. Accordingly, there should be no "broker non-votes" with respect to the matters submitted by the Company to shareholders at the Annual Meeting.

                                SHARE OWNERSHIP

     The following table furnishes information regarding the beneficial ownership of common shares by each person known to the Company to beneficially own more than 5% of the outstanding common shares as of March 17, 2003 (unless otherwise indicated):

                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                      --------------------------------------------------------------------------------
                                          SOLE           SHARED           SOLE            SHARED                         PERCENT
NAME AND ADDRESS                         VOTING          VOTING        DISPOSITIVE      DISPOSITIVE                         OF
OF BENEFICIAL OWNER                       POWER          POWER            POWER            POWER            TOTAL        CLASS(1)
-------------------                   -------------   ------------   ---------------   -------------   ---------------   --------
Rutabaga Capital Management              693,100(2)     530,950(2)      1,224,050(2)           --         1,224,050(2)     12.5%
64 Broad Street
Boston, MA 02109

Harris Associates L.P.                         --     1,032,500(3)        132,500(3)      900,000(3)      1,032,500(3)     10.5%
 Harris Associates Inc.
 Harris Associates Investment Trust,
 series designated The Oakmark Small
 Cap Fund
Two North LaSalle Street, Suite 500
Chicago, IL 60602-3790

Gordon Zacks                             980,952(4)(5)       --           533,826(4)(5)        --           980,952(4)(5)   9.8%
13405 Yarmouth Road N.W.
Pickerington, OH 43147

Dimensional Fund Advisors Inc.           800,631(7)          --           800,631(6)           --           800,631(6)      8.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Schneider Capital Management
 Corporation                             559,800(7)          --           559,800(7)           --           559,800(7)      5.7%
460 E. Swedesford Road, Suite 1080
Wayne, PA 19087

Steven C. Leonard                         49,500(8)     441,900(8)         49,500(8)      441,900(8)        491,400(8)      5.0%
P.O. Box 710
Rancho Santa Fe, CA 92067

---------------

(1) The percent of class is based upon the sum of 9,808,175 common shares outstanding on March 17, 2003, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will become exercisable by May 16, 2003.

(2) Based on information contained in a Schedule 13G amendment filed with the Securities and Exchange Commission (the "SEC") on February 19, 2003, Rutabaga Capital Management, a registered investment adviser, had sole voting power as to 693,100 common shares, shared voting power as to 530,950 common shares and sole dispositive power as to 1,224,050 common shares as of December 31, 2002.

(3) Based on information contained in Schedule 13G amendments filed with the SEC on February 14, 2003, Harris Associates L.P., a registered investment adviser ("Harris"), and its general partner Harris Associates Inc. ("Harris G/P"), may be deemed to have beneficially owned, as of December 31, 2002, a total of 1,032,500 common shares, including 900,000 common shares held by Harris Associates Investment Trust ("Harris Trust") in the series designated The Oakmark Small Cap Fund. 132,500 of the common shares reported by Harris and Harris G/P had been acquired on behalf of other advisory clients of Harris. Harris has been granted the power to vote common shares in circumstances it determines to be appropriate in connection with assisting its advised clients to whom it renders financial advice in the ordinary course of business, by either providing information or advice to the persons having that power, or by exercising the power to vote. In addition, Harris serves as investment adviser to the Harris Trust and various of Harris' officers and directors are also officers and trustees of the Harris Trust. Harris does not consider that the Trust is controlled by such persons. Harris has shared voting and dispositive power with respect to the 900,000 common shares held in The Oakmark Small Cap Fund because of Harris' power to manage the investments of the Harris Trust.

(4) Includes 171,392 common shares held of record by Mr. Zacks, and 224,504 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options. 20,000 of the common shares held of record by Mr. Zacks remain subject to restrictions on transfer under the terms of a Restricted Stock Agreement, dated May 13, 1999, between Mr. Zacks and the Company. Mr. Zacks is not permitted to dispose of or otherwise transfer the common shares subject to the Restricted Stock Agreement until the restrictions have lapsed. See footnote (3) to Summary Compensation Table. Excludes 14,967 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or dispositive power and disclaims beneficial ownership.

(5) Gordon Zacks is the voting trustee of the Zacks-Streim Voting Trust (the "Voting Trust") and exercises sole voting power as to the 585,056 common shares deposited in the Voting Trust. The owners of the common shares deposited in the Voting Trust retain dispositive power with respect to those common shares (subject to certain limitations on the right to remove the common shares from the Voting Trust). Mr. Zacks is the owner of, and retains dispositive power as to, 137,930 of the common shares deposited in the Voting Trust. Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust created by the will of Aaron Zacks, deceased, is the owner of the remaining 447,126 common shares deposited in the Trust. Mr. Zacks is the remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(6) Based on information contained in a Schedule 13G amendment filed with the SEC on February 12, 2003, Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), may be deemed to have beneficially owned 800,631 common shares as of December 31, 2002, all of which were held in portfolios of four investment companies to which Dimensional furnishes investment advice and of other commingled group trusts and separate accounts for which Dimensional serves as investment manager. In its role as investment advisor and investment manager, Dimensional possesses voting and dispositive power over the common shares owned by these portfolios. Dimensional disclaims beneficial ownership of these common shares.

(7) Based on information contained in a Schedule 13G amendment filed with the SEC on February 12, 2003, Schneider Capital Management Corporation, a registered investment adviser, had sole voting and dispositive power as to 559,800 common shares as of December 31, 2002.

(8) Based on information contained in a Schedule 13G filed with the SEC on February 28, 2003, Mr. Leonard may be deemed to have beneficially owned 491,400 common shares as of December 31, 2002, of which 441,900 common shares were beneficially owned by Pacifica Capital Investments, LLC, an investment adviser registered under California law. Mr. Leonard is the managing member of Pacifica Capital Investments, LLC and has shared voting and dispositive power over the common shares held thereby.

     The following table furnishes information regarding the beneficial ownership of common shares, as of March 17, 2003, for each of the current directors, each of the nominees for election as a director, each of the individuals named in the Summary Compensation Table on page 12 and all current executive officers and directors as a group:

                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                            ----------------------------------------------
                                                              COMMON SHARES
                                                              WHICH CAN BE
                                              COMMON          ACQUIRED UPON
                                              SHARES       EXERCISE OF OPTIONS               PERCENT
                 NAME OF                    PRESENTLY      EXERCISABLE WITHIN                   OF
             BENEFICIAL OWNER                  HELD              60 DAYS           TOTAL     CLASS(2)
             ----------------               ----------     -------------------   ---------   --------
Gordon Zacks..............................   756,448(3)          224,504           980,952      9.8%
Philip G. Barach..........................    15,831               6,250            22,081       (4)
Christian Galvis..........................    73,315(5)           68,954           142,269      1.4%
Harvey M. Krueger.........................    22,221               6,250            28,471       (4)
Roger E. Lautzenhiser.....................    11,000               6,250            17,250       (4)
Janice Page...............................     2,000               6,250             8,250       (4)
Edward M. Stan............................    34,557(6)            6,250            40,807       (4)
Daniel D. Viren...........................     2,500              33,000            35,500       (4)
Harvey A. Weinberg........................     2,825               6,250             9,075       (4)
Thomas F. Coughlin........................         0              20,000            20,000       (4)
Donald G. Van Steyn.......................     4,900              12,000            16,900       (4)
William Lenich(7).........................       100                   0               100       (4)
All current directors and executive
  officers as a group (numbering 12)......   938,427             410,186         1,348,613     13.2%

---------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all of the common shares reflected in the table.

(2) See footnote (1) to preceding table.

(3) See footnotes (4) and (5) to preceding table.

(4) Represents ownership of less than 1% of the outstanding common shares of the Company.

(5) Excludes 572 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or dispositive power and disclaims beneficial ownership. 15,600 of the common shares shown remain subject to restrictions on transfer under the terms of a Restricted Stock Agreement, dated March 23, 2000, between Mr. Galvis and the Company. See footnote (3) to the Summary Compensation Table.

(6) Includes 2,220 common shares held jointly by Mr. Stan and his spouse.

(7) Mr. Lenich resigned from his positions as a director and executive officer of the Company effective August 19, 2002.

                             ELECTION OF DIRECTORS

     There are currently nine individuals serving as members of the Board of Directors - three in the class whose terms expire at the 2003 Annual Meeting, three in the class whose terms expire in 2004 and three in the class whose terms expire in 2005. Harvey M. Krueger, who is in the class of directors whose terms expire in 2003, has recently announced his intention to retire from the Board of Directors effective as of the date of the Annual Meeting and, therefore, has not been nominated for re-election to the Board at the Annual Meeting.

     As a result of Mr. Krueger's retirement, a vacancy will exist on the Board following the Annual Meeting. The Board has not named a nominee in this Proxy Statement for election to the Board to succeed Mr. Krueger. The Nominating and Governance Committee is in the process of identifying and evaluating qualified candidates, and that process will not be completed until after the Annual Meeting. Upon the Board's acceptance of a recommendation from the Nominating and Governance Committee, the Board will appoint an additional director to serve for a term expiring at the Annual Meeting for 2006. The proxies cannot be voted for more than two nominees for election as directors at the Annual Meeting.

     The Board of Directors proposes that the two nominees identified below be elected for a new term of three years. Each individual elected as a director will hold office for a term of three years and until his or her successor is elected and qualified. The individuals named as proxies in the accompanying proxy card intend to vote the common shares represented by the proxies received under this solicitation for the Board of Directors' nominees unless otherwise instructed on the proxy card. Under Ohio law and the Company's regulations, the two nominees receiving the greatest number of votes will be elected as directors. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

     The following information, as of March 17, 2003, concerning the age, principal occupation, other affiliations and business experience of each nominee has been furnished to the Company by each nominee. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                                                               DIRECTOR OF
                                               POSITION(S) HELD                THE COMPANY      NOMINEE
                                             WITH THE COMPANY AND             CONTINUOUSLY     FOR TERM
NOMINEE                       AGE           PRINCIPAL OCCUPATION(S)               SINCE       EXPIRING IN
-------                       ---   ---------------------------------------   -------------   -----------
Janice Page.................  54    Director of the Company; consultant on        2000           2006
                                      merchandising, buying, marketing and
                                      retail store operations and
                                      management since 1997; Senior (Group)
                                      Vice President, Sears, Roebuck and
                                      Co. from 1992 to 1997(1)

Harvey A. Weinberg..........  65    Director of the Company; private              2001           2006
                                      investor; former Chairman of the Board
                                      and Chief Executive Officer of
                                      Hartmarx Corporation, clothiers, from
                                      February 1988 to July 1992(2)

---------------

(1) Ms. Page is also a director of Kellwood Company and a member of the board of trustees of Glimcher Realty Trust.

(2) Mr. Weinberg is also a director of Syms Corp and a member of the board of trustees of Glimcher Realty Trust.

     While it is contemplated that both nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the individuals designated to vote the proxies reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominee and for the election of any substitute nominee designated by the Board of Directors. The Board of Directors knows of no reason why either of the individuals identified in the table above will be unavailable or unable to serve if elected to the board.

     Shareholders of the Company desiring to nominate candidates for election as directors must provide timely notice in writing. To be timely, a shareholder's notice must be delivered or mailed to the Secretary of the Company. Under the Company's articles of incorporation, the director nomination must be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors. However, if less than 35 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Company's Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each shareholder nomination must contain the following information: (a) the name, age, and business and, if known, residence addresses of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of common shares beneficially owned by the nominee and by the nominating shareholder; and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under the SEC proxy rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Notice of nominations for the 2003 Annual Meeting must be received by the Company's Secretary by April 8, 2003.

     The following information, as of March 17, 2003, concerning the age, principal occupation, other affiliations and business experience of the directors of the Company whose terms extend beyond the Annual Meeting has been furnished to the Company by each director. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                                                                               DIRECTOR OF
                                               POSITION(S) HELD                THE COMPANY
                                             WITH THE COMPANY AND             CONTINUOUSLY       TERM
NAME                          AGE           PRINCIPAL OCCUPATION(S)               SINCE       EXPIRES IN
----                          ---   ---------------------------------------   -------------   -----------
Edward M. Stan..............  77    Director of the Company; President,           1971           2004
                                      Edward M. Stan and Associates,
                                      importers
Philip G. Barach............  72    Director of the Company; private              1991           2004
                                      investor(1)
Daniel D. Viren.............  56    Senior Vice President -- Finance and          2001           2004
                                      Chief Financial Officer since June
                                      2000, Secretary and Treasurer since
                                      October 2000, Senior Vice
                                      President -- Administration from 1992
                                      to July 1999, and Assistant Secretary
                                      from 1994 to July 1999, and a
                                      Director of the Company; Senior Vice
                                      President and Chief Financial Officer
                                      of Metatec International, Inc., an
                                      international information
                                      distribution company, from July 1999
                                      to June 2000(2)
Gordon Zacks................  70    Chairman of the Board and Chief               1959           2005
                                      Executive Officer since 1979, President
                                      from 1992 to February 1999 and since
                                      August 2002, and a Director of the
                                      Company(3)
Christian Galvis............  61    Executive Vice President -- Operations        1992           2005
                                      since 1992, President -- Operations of
                                      Barry Comfort Group since 1998, and a
                                      Director of the Company
Roger E. Lautzenhiser.......  49    Partner, Vorys, Sater, Seymour and            1999           2005
                                      Pease LLP, attorneys at law(4)

---------------

(1) Mr. Barach is also a director of Bernard Chaus, Inc. and a member of the board of trustees of Glimcher Realty Trust.

(2) Mr. Viren is also a director of Metatec International, Inc.

(3) Under the terms of the employment agreement, dated July 1, 2001, between the Company and Mr. Zacks, the Company is obligated to cause Mr. Zacks to be nominated as a director during the employment term.

(4) Mr. Lautzenhiser has been managing partner of the Cincinnati, Ohio office of Vorys, Sater, Seymour and Pease LLP since November 2000 and was a partner in the Columbus, Ohio office from 1986 to November 2000. Vorys, Sater, Seymour and Pease LLP rendered legal services to the Company during the 2002 fiscal year and continues to do so.

     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

     The Board of Directors held a total of eight meetings during the 2002 fiscal year. Each director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he or she served as a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during the period he or she served.

     The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

     The Audit Committee consists of Philip G. Barach, Harvey M. Krueger, Edward
M. Stan and Harvey A. Weinberg. Each member of the Audit Committee qualifies as independent under the corporate governance standards of NYSE as currently in effect and as proposed to be revised. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors.

     The Audit Committee is responsible for assisting the Board of Directors in fulfilling its financial and accounting oversight functions. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates the Company's consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the independence and objectivity of the independent auditors, and the annual independent audit of the Company's consolidated financial statements. The Audit Committee also provides an avenue for communication between the independent auditors and the Board of Directors. The Audit Committee makes recommendations to the Board of Directors or management concerning auditing and accounting matters and approves the annual engagement of the independent auditors. The Audit Committee met five times during the 2002 fiscal year. The Audit Committee's report relating to the 2002 fiscal year begins on page 27. As contemplated by the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, the Audit Committee will assume direct responsibility for the appointment, compensation, retention and oversight of the Company's independent auditors in accordance with the time table established by the SEC. Effective May 6, 2003, the Audit Committee or a designated member of the Audit Committee will approve all non-audit engagements of the independent auditors.

     The Compensation Committee consists of Philip G. Barach, Janice Page and Harvey A. Weinberg. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those eligible employees who may participate in each plan (where selection is required), to approve the terms of options granted under the Company's stock option plans and stock purchase plan and to approve the compensation of the Company's executive officers. The Compensation Committee met ten times during the 2002 fiscal year. The Compensation Committee's report on executive compensation for the 2002 fiscal year begins at page 9.

     The Nominating and Governance Committee consists of Harvey M. Krueger, Janice Page and Edward M. Stan. The Nominating and Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board, establishes procedures for the nomination process and recommends candidates for election to the Board of Directors. The Nominating and Governance Committee also reviews and reports to the Board of Directors on a periodic basis with regard to matters of corporate governance. The Nominating and Governance Committee will consider nominees recommended by shareholders for the 2004 Annual Meeting of Shareholders provided that the names of such nominees are submitted in writing, not later than November 1, 2003, to Edward M. Stan, c/o R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a commitment by the nominee to meet personally with Committee members. The Nominating and Governance Committee met three times during the 2002 fiscal year.

     The Board of Directors is in the process of reviewing the rules proposed by NYSE relating to the Audit, Compensation and Nomination and Governance Committees and intends to take appropriate action to comply with the NYSE and SEC rules as those rules are finalized and implemented. In addition, the Board of Directors is in the process of developing, and intends to adopt a code of business conduct and ethics that complies with the requirements for such a code of business conduct and ethics under the proposed NYSE rules and constitutes a code of ethics applicable to the Company's principal executive officer and senior financial officers in accordance with the Sarbanes-Oxley Act and the SEC's rules and regulations implementing that Act.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors. Decisions on compensation of the executive officers generally are made by the Compensation Committee, although compensation levels for executive officers other than Mr. Zacks are recommended to the Compensation Committee by Mr. Zacks, who has substantially greater knowledge of the contributions made by the executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of executive officers, the Compensation Committee seeks to create a compensation program that links compensation to the Company's operational results, rewards above average performance by the Company and/or the operating division in which an executive officer is employed, recognizes individual contribution and achievement and assists the Company in attracting and retaining outstanding executive officers and other key employees. Executive compensation is set at levels that the Compensation Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the executive officers and subsequent adjustments to those base salaries are determined relative to the following factors: (i) the importance to the Company of the executive officer's job function; (ii) the individual's performance in his position; (iii) the individual's potential to make a significant contribution to the Company in the future; and (iv) a comparison of industry pay practices. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Compensation Committee has not assigned any specific weight to any of these factors in the evaluation of any executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officer. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Compensation Committee relies on Mr. Zacks to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than Mr. Zacks. Before making his base salary recommendations to the Compensation Committee, Mr. Zacks reviews survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary to its executive officers that falls within the 75th to 90th percentiles of base compensation offered by small to medium-sized consumer product companies to individuals holding comparable positions. This comparative data may not include the compensation paid by all of the companies that are included in the "Textile-Apparel Clothing Industry" index which is used for comparative purposes in the Performance Graph. The Compensation Committee believes that it is critically important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's success.

     The Company has entered into employment agreements with several of its senior executive officers which provide for a minimum base salary during the term of the employment agreement. These employment agreements restrict the ability of the Compensation Committee to reduce the base salaries of these executive officers below the minimum levels specified. The Compensation Committee concluded that these employment agreements were important in order for the Company to hire and/or retain its key executives. The minimum base salaries were established by the Compensation Committee based upon advice from a nationally recognized executive consulting firm.

ANNUAL INCENTIVE PLAN

     Based on the recommendation of the Compensation Committee, the Company's Board of Directors adopted a 2002 annual incentive plan for the Company's salaried employees, including its executive officers. Under the annual incentive plan, an individual's potential annual bonus award is based on various measures depending on his or her level in the Company. Award attainment is based on the achievement of pre-established corporate and divisional financial performance goals and corporate and divisional strategic objectives, as well as individual performance, with each category being weighted differently depending on an employee's position in the Company. Minimum levels are established each year such that performance below these levels results in zero payment for all incentive awards. The Company's 2002 fiscal year results did not reach the minimum levels established by the Compensation Committee and the Board for Company financial performance and the achievement of Company strategic objectives, and, as a result, no bonus awards were made under the 2002 annual incentive plan.

MR. ZACKS' 2002 COMPENSATION

     Effective July 1, 2001, Mr. Zacks and the Company entered into an employment agreement under which Mr. Zacks is entitled to receive a minimum annual salary of $490,000 plus other specified benefits. The initial term of this employment agreement ends on July 1, 2004, but the term of the agreement will automatically be renewed for additional one-year periods unless either party elects not to renew.

     The Compensation Committee can increase Mr. Zacks' base salary above the minimum level established by his employment agreement to reflect corporate performance. The Compensation Committee evaluates Mr. Zacks' base salary on an annual basis and determines whether an increase is warranted based on the Committee's consideration of a number of subjective and objective criteria, including the Company's financial results, positive changes in the Company's competitive position, the success of the Company's strategic planning, achievements in the areas of customer satisfaction and product innovation and overall leadership. The Compensation Committee feels that all of these factors are significant and, therefore, no specific weight has been assigned to any single factor in the evaluation of Mr. Zacks' base salary. Because the employment agreement requires that the Company pay to Mr. Zacks a minimum annual base salary, the Compensation Committee does not have the ability to reduce the base salary below that minimum to reflect the Company's performance. However, the minimum base salary in the employment agreement was established by the Compensation Committee based upon advice from the Company's executive compensation consulting firm that the base salary provided for in the employment agreement was consistent with base salaries paid to chief executive officers of comparable companies. This comparative data was compiled and provided by the Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

     Mr. Zacks' employment agreement also provides that during the employment term, he is entitled to participate in the annual incentive plan at an annual level of 40% of base salary if the target performance levels are met and 100% of base salary if the maximum performance levels are met or exceeded. Under the terms of the annual incentive plan, Mr. Zacks is entitled to receive an incentive award of 20% of base salary if the threshold performance levels are met. In his position, 75% of his potential annual incentive award is based on the achievement of pre-established corporate financial performance goals and 25% is based on the achieve-ment of pre-established corporate strategic objectives. As mentioned previously, none of the Company's executive officers, including Mr. Zacks, received a bonus award under the 2002 annual incentive plan.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's employee stock option plans and restricted common shares. Awards of options are designed to provide appropriate incentive to employees to enhance shareholder value and to assist in the hiring and retention of key employees. All options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Compensation Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. Typically, options are granted to the executive officers on an annual basis. The table under "GRANTS OF OPTIONS" shows the options granted to each of the named individuals during the 2002 fiscal year.

     From time to time, the Compensation Committee has also awarded restricted common shares to executive officers of the Company. The Compensation Committee believes that restricted stock awards which vest over a period of time can provide powerful incentives to an executive to remain with the Company and to strive to build shareholder value. Restricted stock awards also provide a means to increase share ownership by Company executives.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the four other most highly compensated executives serving as such at the end of the Company's fiscal year ("Covered Employees"). The Company may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain "performance-based" compensation.

     The Compensation Committee does not have a policy that requires its executive compensation programs to qualify as performance-based compensation under Section 162(m), although the Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted broad-based employee benefit plans in which the executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS:

Philip G. Barach                  Janice Page                 Harvey A. Weinberg

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the last three fiscal years, the cash compensation and other benefits paid or provided by the Company to its Chief Executive Officer and the other named individuals during the 2002 fiscal year. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                --------------------------------
                                                 ANNUAL COMPENSATION                         AWARDS
                                         ------------------------------------   --------------------------------
       NAME AND                            BASE                                                    COMMON SHARES    ALL OTHER
  PRINCIPAL POSITION            FISCAL    SALARY     BONUS     OTHER ANNUAL     RESTRICTED STOCK    UNDERLYING     COMPENSATION
DURING 2002 FISCAL YEAR          YEAR      ($)        ($)     COMPENSATION($)     AWARD(S)($)       OPTIONS(#)         ($)
-----------------------         ------   --------   -------   ---------------   ----------------   -------------   ------------
Gordon Zacks:                    2002    $490,000   $     0       $42,485(2)             --(3)        50,000         $ 10,261(4)
  Chairman of the Board,         2001    $490,000   $49,000       $46,103(2)             --                0         $ 13,393
  Chief Executive Officer,       2000    $490,000   $     0       $48,066(2)             --                0         $ 16,415
  President(1)
William Lenich:                  2002    $294,231   $     0       $26,460(6)             --                0         $127,250(4)
  Former President               2001    $389,423   $37,500       $19,668(6)             --          340,000               --
  and Chief Operating            2000          --        --            --                --               --               --
  Officer(5)
Christian Galvis:                2002    $258,000   $     0       $22,875(7)             --(7)        25,000         $  6,031(4)
  Executive Vice                 2001    $258,000   $46,440       $23,936(7)             --(7)        51,250(8)      $  7,251
  President -- Operations,       2000    $258,000   $     0       $16,735(7)        $77,974(3)(7)     14,000         $  7,501
  President -- Operations
  of Barry Comfort Group
Thomas F. Coughlin:              2002    $231,250   $50,000(10)   $57,131(11)            --          100,000         $     80(4)
  Executive Vice                 2001          --        --            --                --               --               --
  President -- Sales &           2000          --        --            --                --               --               --
  Marketing(9)
Daniel D. Viren:                 2002    $220,000   $     0       $15,971(12)            --           15,000         $  3,267(4)
  Senior Vice President --       2001    $220,000   $38,200       $17,571(12)            --                0         $  3,300
  Finance, Chief Financial       2000    $126,923   $25,000       $ 9,957(12)            --           75,000         $  1,142
  Officer, Secretary,
  Treasurer
Donald G. Van Steyn:             2002    $150,272   $     0       $19,600(14)            --           15,000         $  5,810(4)
  Vice President --              2001    $150,272   $ 9,016       $19,600(14)            --            3,188(8)      $  7,249
  Chief Information              2000    $142,251   $     0       $12,290(14)            --           15,000         $  6,680
  Officer(13)

---------------

 (1) Mr. Zacks assumed the position of President of the Company following the resignation of Mr. Lenich on August 19, 2002.

 (2) "Other Annual Compensation" for Mr. Zacks includes: (a) a premium payment of $19,088 in each of 2002, 2001 and 2000 to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) the amounts of $12,183, $19,522 and $19,424 reflecting his personal use of a Company furnished automobile in 2002, 2001 and 2000, respectively; (c) payments of $5,800, $5,264 and
     $4,582 made during 2002, 2001 and 2000, respectively, to cover his portion of the insurance premiums on a life insurance policy on his life; (d) payments of $3,185 and $2,743 made during 2002 and 2000, respectively, to cover his estimated tax liability with respect to those premium payments; and (e) a travel allowance of $2,229 in each of 2002, 2001 and 2000.

 (3) On May 13, 1999, Mr. Zacks was awarded 50,000 restricted common shares under the terms of a restricted stock agreement with the Company. The per share value of the Company's common shares on that date was $8.3750. The restrictions on transfer generally lapse on 20% of the common shares on the first through fifth anniversaries of the grant date. Restrictions on transfer lapsed as to 10,000 common shares on each of May 13, 2000, 2001 and 2002. In addition, if Mr. Zacks dies or becomes totally disabled prior to the fifth anniversary or if there is a change of control of the Company, all remaining restrictions will lapse. If Mr. Zacks' employment is terminated by the Company for "cause" or by

     Mr. Zacks other than for "good reason," as those terms are defined in his employment agreement, Mr. Zacks will forfeit any common shares whose restrictions have not lapsed. If Mr. Zacks' employment is terminated by the Company without cause or by Mr. Zacks with good reason, all remaining restrictions will lapse. Mr. Zacks exercises all voting rights and is entitled to receive any dividends payable on the restricted common shares.

     On March 23, 2000, Mr. Galvis was awarded 26,000 restricted common shares under the terms of a restricted stock agreement with the Company. The per share value of the Company's common shares on that date was $3.00. The restrictions on transfer generally lapse on 20% of the common shares on the first through fifth anniversaries of the grant date. Restrictions on transfer lapsed as to 5,200 common shares on each of March 23, 2002 and 2003. In addition, if Mr. Galvis dies or becomes totally disabled prior to the fifth anniversary of the grant date or if there is a change of control of the Company, all remaining restrictions will lapse. If Mr. Galvis' employment is terminated by the Company for cause or if Mr. Galvis voluntarily terminates his employment, he will forfeit any common shares whose restrictions have not lapsed. If Mr. Galvis' employment is terminated by the Company without cause, all remaining restrictions will lapse. Mr. Galvis exercises all voting rights and is entitled to receive any dividends payable on the restricted common shares.

     As of December 28, 2002, the aggregate holdings of restricted common shares by Mr. Zacks and Mr. Galvis and the market value (net of consideration paid by the executive officer) of such holdings were: Mr. Zacks, 20,000 common shares, $82,000, and Mr. Galvis, 15,600 common shares, $63,944.

 (4) "All Other Compensation" for 2002 includes: (a) interest in the amounts of $7,261, $3,031, $80, $267 and $3,644 credited to the accounts of Messrs. Zacks, Galvis, Coughlin, Viren and Van Steyn, respectively, under the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"); and (b) contributions in the amounts of $3,000, $3,000, $3,000, $3,000 and $2,166 to the R. G. Barry Corporation 401(k) Savings Plan on behalf of Messrs. Zacks, Lenich, Galvis, Viren and Van Steyn, respectively, to match 2002 pre-tax elective deferral contributions (included under "Base Salary") made by each individual. "All Other Compensation" for 2002 for Mr. Lenich also includes the amount of $124,250 paid in accordance with the terms of his severance agreement with the Company. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

 (5) Mr. Lenich became President and Chief Operating Officer of the Company on February 19, 2001 and resigned from those positions on August 19, 2002.

 (6) "Other Annual Compensation" for Mr. Lenich includes (a) premium payments of $4,425 and $5,279 in 2002 and 2001, respectively, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) the amounts of $11,663 and $8,689 reflecting his personal use of a Company furnished automobile and/or a car allowance paid to him in 2002 and 2001, respectively; (c) moving allowances of $3,449 and $3,700 in 2002 and 2001, respectively; and (d) a payment for accrued vacation of $6,923 in 2002.

 (7) "Other Annual Compensation" for Mr. Galvis includes (a) premium payments of $9,700, $8,340 and $6,165 in 2002, 2001 and 2000, respectively, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) the amounts of $9,600, $8,471 and $7,070 reflecting his personal use of a Company furnished automobile and/or a car allowance paid to him in 2002, 2001 and 2000, respectively; and (c) the amounts of $3,575, $7,125 and $3,500, reflecting the fair market value of 1,250 common shares issued to him on March 3, 2003, March 1, 2002 and March 1, 2001, respectively, under a stock grant agreement. See "EQUITY COMPENSATION PLAN INFORMATION -- NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS."

 (8) These options were granted to the named executive officer on June 29, 2001 under the Company's option exchange program.

 (9) Mr. Coughlin became Executive Vice President -- Sales & Marketing on August 19, 2002 and served as Executive Vice President -- Sales from April 15, 2002 until August 19, 2002.

(10) In connection with the hiring of Mr. Coughlin, on April 30, 2002, the Company paid Mr. Coughlin the first $50,000 installment of a $100,000 hiring bonus. The second installment of Mr. Coughlin's hiring bonus was paid on March 18, 2003. Following Mr. Lenich's resignation on August 19, 2002 and Mr. Coughlin's assumption of additional responsibilities, Mr. Coughlin was paid a "retention" bonus of $50,000, which must be repaid by Mr. Coughlin to the Company if he should voluntarily leave the Company before September 2003.

(11) "Other Annual Compensation" for Mr. Coughlin includes: (a) a premium payment of $3,000 to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; (b) a car allowance of $6,800; and (c) payment of expenses in the amount of $47,331 associated with moving to Columbus, Ohio.

(12) "Other Annual Compensation" for Mr. Viren includes: (a) premium payments of $7,400, $7,400 and $4,269 in 2002, 2001 and 2000, respectively, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; and (b) a car allowances of $8,000, $9,600 and $5,600 in 2002, 2001 and 2000, respectively.

(13) Mr. Van Steyn became an executive officer of the Company on May 11, 2000.

(14) "Other Annual Compensation" for Mr. Van Steyn includes: (a) premium payments of $9,400, $9,400 and $6,090 in 2002, 2001 and 2000, respectively, to continue a life insurance policy providing a level of death benefits not available under the standard group life insurance program; and (b) car allowances of $9,600, $9,600 and $5,600 in 2002, 2001 and 2000,
     respectively.

GRANTS OF OPTIONS

     The following table summarizes information concerning individual grants of options during the 2002 fiscal year to each of the individuals named in the Summary Compensation Table. No stock appreciation rights were granted during the 2002 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                           NUMBER OF        % OF TOTAL                               ANNUAL RATES OF SHARE
                         COMMON SHARES        OPTIONS                               PRICE APPRECIATION FOR
                           UNDERLYING       GRANTED TO     EXERCISE                     OPTION TERM(1)
                            OPTIONS        EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                       GRANTED(#)       FISCAL YEAR    ($/SHARE)      DATE          5%          10%
----                     --------------    -------------   ---------   ----------   ----------   ----------
Gordon Zacks...........   46,164(2)(3)         15.60%        $6.05       5/8/07      $ 77,163     $170,511
                           3,836(4)(5)          1.30%        $5.50       5/8/12      $ 13,268     $ 33,625
William Lenich.........              0            --            --           --            --           --
Christian Galvis.......   20,000(2)(3)          6.76%        $5.50       5/8/12      $ 69,178     $175,312
                           5,000(4)(5)          1.69%        $5.50       5/8/12      $ 17,295     $ 43,828
Thomas F. Coughlin.....   83,330(3)(6)         28.15%        $6.00      4/14/02      $314,435     $796,839
                          16,670(5)(7)          5.63%        $6.00      4/14/02      $ 62,902     $159,406
Daniel D. Viren........   15,000(2)(3)          5.07%        $5.50       5/8/12      $ 51,884     $131,484
Donald G. Van Steyn....   15,000(2)(3)          5.07%        $5.50       5/8/12      $ 51,884     $131,484

---------------

(1) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. These dollar amounts are not intended to forecast future performance or possible future appreciation in the price of the Company's common shares. Shareholders are, therefore, cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown if the price of the Company's common shares appreciates.

(2) These incentive stock options were granted on May 9, 2002, and become exercisable as follows: (a) for Mr. Zacks, as to 8,664 common shares on the first anniversary of the grant date and as to 12,500 common shares on each of the second through fourth anniversaries of the grant date; (b) for Mr. Galvis, as to 25% of the common shares on each of the first and third through fifth anniversaries of the grant date; and

    (c) for Messrs. Viren and Van Steyn, as to 20% of the common shares on each of first through fifth anniversaries of the grant date.

(3) Each of these options becomes fully exercisable in the event of defined changes in control of the Company. If an optionee's employment is terminated by reason of death or long-term disability, these options may thereafter be exercised in full for a period of 12 months, subject to their stated term. If an optionee's employment is terminated for any other reason, any exercisable options held by him at the date of termination may be exercised for a period of three months, subject to their stated term.

(4) These non-qualified stock options were granted on May 9, 2002, and become exercisable as follows: (a) for Mr. Zacks, as to all 3,836 common shares on the first anniversary of the grant date; and (b) for Mr. Galvis, as to all 5,000 common shares on the second anniversary of the grant date.

(5) Each of these options becomes fully exercisable in the event of defined changes in control of the Company. If an optionee's employment is terminated by reason of death, long-term disability or retirement, these options may, thereafter, be exercised in full for a period of 12 months, subject to their stated term. If an optionee's employment is terminated for any other reason, any exercisable options held by him at the date of termination may be exercised for a period of three months, subject to their stated term.

(6) These incentive stock options were granted on April 15, 2002, and become exercisable as to 20% of the common shares on each of the first through fifth anniversaries of the grant date.

(7) These non-qualified stock options were granted on April 15, 2002, and become exercisable as to 20% of the common shares on each of the first through fifth anniversaries of the grant date.

OPTION EXERCISES AND HOLDINGS

     The following table summarizes information concerning options exercised during and unexercised options held as of the end of the 2002 fiscal year by each of the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                         NUMBER OF                  NUMBER OF COMMON SHARES
                          COMMON                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                    OPTIONS AT FISCAL YEAR-       IN-THE-MONEY OPTIONS AT
                        UNDERLYING      VALUE            END(#)(1)(2)               FISCAL YEAR-END($)
                          OPTIONS      REALIZED   ---------------------------   ---------------------------
NAME                     EXERCISED       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -------------   --------   -----------   -------------   -----------   -------------
Gordon Zacks.........           0            --     205,754         56,250              --(3)          --(3)
William Lenich.......     190,000      $280,175           0              0              --             --
Christian Galvis.....           0            --      61,154         84,650      $    6,106     $    9,240
Thomas F. Coughlin...           0            --           0        100,000              --             --(3)
Daniel D. Viren......           0            --      30,000         60,000      $   10,500     $   15,750
Donald G. Van Steyn..           0            --       6,000         27,188      $    6,600     $    9,900

---------------

(1) Reflects adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Outstanding options that are not fully exercisable will become so in the event of certain defined changes in control of the Company.

(3) None of the options held by Mr. Zacks or Mr. Coughlin were in-the-money on December 28, 2002.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains six equity compensation plans (the "Plans") under which common shares may be issued to eligible directors, officers and employees:
(i) the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan"); (ii) the R. G. Barry Corporation 1994 Stock Option Plan (the "1994 Plan"); (iii) the
R. G. Barry Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan"); (iv) the R. G. Barry Corporation 1997 Incentive Stock Plan (the "1997 Plan"); (v) the R. G. Barry Corporation 2002 Stock Incentive Plan (the "2002 Plan"); and (vi) the R. G. Barry Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). No new options may be granted under the 1988 Plan or the Directors Plan. Each of the Plans has been approved by the shareholders of the Company. The Stock Purchase Plan is proposed to be amended upon approval by the shareholders at the Annual Meeting.

     In addition, as of December 28, 2002, the Company was party to an individual stock grant agreement with Christian Galvis, its Executive Vice President -- Operations and President -- Operations of Barry Comfort Group, providing for the issuance of common shares over a period of years. The Company was also party to individual stock option agreements with two consultants who were former employees of the Company (the "Consultants"), providing for the award of a non-qualified stock option to purchase common shares of the Company. None of these individual equity compensation arrangements has been approved by the shareholders.

     The following table shows for the Plans, as a group, the number of common shares issuable upon exercise of outstanding options, the weighted-average exercise price of outstanding options and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding options, in each case as of December 28, 2002. The information for the Stock Purchase Plan does not give effect to the proposed amendments to that Plan discussed under "PROPOSAL NUMBER 2 -- APPROVAL OF AMENDMENTS TO THE R. G. BARRY CORPORATION EMPLOYEE STOCK PURCHASE PLAN" beginning at page 23 of this Proxy Statement. The following table shows comparable information, as of December 28, 2002, for the stock grant agreement with Mr. Galvis and the stock option agreements with the Consultants, as a group.

                                                                                         NUMBER OF COMMON
                                                                                         SHARES REMAINING
                                              NUMBER OF COMMON     WEIGHTED-AVERAGE    AVAILABLE FOR FUTURE
                                             SHARES TO BE ISSUED   EXERCISE PRICE OF   ISSUANCE UNDER EQUITY
                                              UPON EXERCISE OF        OUTSTANDING       COMPENSATION PLANS
                                                 OUTSTANDING           OPTIONS,          (EXCLUDING COMMON
                                              OPTIONS, WARRANTS      WARRANTS AND       SHARES REFLECTED IN
                                                 AND RIGHTS             RIGHTS              COLUMN(A))
PLAN CATEGORY                                       (A)*                 (B)*                  (C)*
-------------                                -------------------   -----------------   ---------------------
Equity compensation plans approved by
  shareholders.............................       1,257,983(1)           $6.56(2)             470,123(3)
Equity compensation plans not approved by
  shareholders.............................          57,431(4)           $4.11(5)                 n/a
Total......................................       1,315,414              $6.46                470,123

---------------

  *  Reflects adjustments for changes in the Company's capitalization.

(1) Includes 139,671 common shares issuable upon exercise of options granted under the 1988 Plan, 248,896 common shares issuable upon exercise of options granted under the 1994 Plan, 37,500 common shares issuable upon exercise of options granted under the Directors Plan, 756,916 common shares issuable upon exercise of options granted under the 1997 Plan and 75,000 common shares issuable upon exercise of options granted under the 2002 Plan. There are no options outstanding under the Stock Purchase Plan -- Term X of that Plan ended on February 28, 2002.

(2) Represents weighted-average exercise price of options outstanding under the Plans.

(3) Includes 1,940 common shares remaining available for future issuance under the 1994 Plan, 37,084 common shares remaining available for future issuance under the 1997 Plan, 375,000 common shares remaining available for issuance under the 2002 Plan and 56,099 common shares remaining available for issuance under the Stock Purchase Plan. No further options may be granted under the 1988 Plan or the Directors Plan.

(4) Includes 3,750 common shares remaining issuable to Mr. Galvis in accordance with the terms of his stock grant agreement, 20,000 common shares issuable upon exercise of the option granted to one of the Consultants and 33,681 common shares issuable upon exercise of the option granted to the other Consultant.

(5) Represents weighted-average exercise price of the options granted to the Consultants.

  NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS

     Mr. Galvis and the Company are parties to a stock grant agreement, dated as of January 4, 1998, which provides for the issuance of an aggregate of up to 10,000 common shares over a period of up to eight years; a total of 3,750 common shares remain unissued. Mr. Galvis has been entitled to receive 1,250 common shares on the last business day of each fiscal year, beginning with the 1998 fiscal year, so long as he remains employed by the Company on that date. In addition, he will receive an additional 1,250 common shares in respect of any fiscal year in which the Company achieves 120% of the "target profit goal" established by the Board of Directors for that fiscal year. If Mr. Galvis' employment with the Company terminates for any reason (other than as a result of his death or within two years following a "change in control"), he will forfeit his right to receive any common shares other than those previously earned under the terms of the stock grant agreement. If his employment is terminated by reason of his death or by the Company without "cause" (as defined in the stock grant agreement) or by Mr. Galvis for "good reason" (as defined in the stock grant agreement), in each case within two years following a "change in control" (as defined in the stock grant agreement), Mr. Galvis or his estate, as appropriate, will be entitled to be issued all of the common shares subject to the stock grant agreement which have not previously been issued. Mr. Galvis has received 1,250 common shares in respect of each of the last five fiscal years of the Company.

     Under a stock option agreement, dated as of August 7, 2000, the Company granted Howard Eisenberg a non-qualified stock option to purchase 20,000 of the Company's common shares with an exercise price of $3.19 per share (the fair market value on the grant date). The option vested six months after the grant date. The option is exercisable until the earliest to occur of (i) August 7, 2010; (ii) one year following Mr. Eisenberg's death; or (iii) two years following Mr. Eisenberg's termination of employment with the Company. In the event of a defined change in control event, the Company may, but is not obligated to, make a cash payment to Mr. Eisenberg equal to the excess of the then fair market value of the underlying common shares over the exercise price, in consideration for cancellation of the option.

     Under a stock option agreement, dated as of July 2, 2001, the Company granted Richard DeCamp a non-qualified stock option to purchase 33,681 of the Company's common shares with an exercise price of $4.65 per share (the fair market value on the grant date). The option vested six months after the grant date. The option is exercisable until the earlier to occur of (i) one year following Mr. DeCamp's death; or (ii) July 2, 2003. In the event of a defined change in control event, the Company may, but is not obligated to, make a cash payment to Mr. DeCamp equal to the excess of the then fair market value of the underlying common shares over the exercise price, in consideration for cancellation of the option.

PENSION PLANS

     The Company's pension plan provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant's "final average monthly compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary social security benefits. Benefits under the pension plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's supplemental retirement plan provides for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's

"final average monthly compensation" reduced by a designated percentage of his primary social security benefits with the difference multiplied by his years of credited service up to a maximum of 24 years, and the resulting product then reduced by his monthly pension payable under the pension plan. The benefit to which any employee who was a participant in the supplemental retirement plan on December 31, 1988 is entitled will not be less than 60% of the participant's "final average monthly compensation," reduced by (i) his monthly pension payable under the pension plan and (ii) a designated percentage of his primary social security benefits.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plan to individuals who were participants in the supplemental retirement plan on December 31, 1988, at age 65, based on compensation that is covered by the pension plan and the supplemental retirement plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

             (MINIMUM BENEFIT FOR INDIVIDUALS WHO WERE PARTICIPANTS IN THE SUPPLEMENTAL RETIREMENT PLAN ON DECEMBER 31, 1988)

                         ESTIMATED ANNUAL PENSION BENEFITS
FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL       ----------------------------------------------------
COMPENSATION       10         15         20         25         30
-------------   --------   --------   --------   --------   --------
  $125,000      $ 75,000   $ 75,000   $ 75,000   $ 75,000   $ 75,000
   175,000       105,000    105,000    105,000    105,000    105,000
   225,000       135,000    135,000    135,000    135,000    135,000
   275,000       165,000    165,000    165,000    165,000    165,000
   325,000       195,000    195,000    195,000    195,000    195,000
   375,000       225,000    225,000    225,000    225,000    225,000
   425,000       255,000    255,000    255,000    255,000    255,000
   475,000       285,000    285,000    285,000    285,000    285,000
   525,000       315,000    315,000    315,000    315,000    315,000
   575,000       345,000    345,000    345,000    345,000    345,000
   625,000       375,000    375,000    375,000    375,000    375,000
   675,000       405,000    405,000    405,000    405,000    405,000
   725,000       435,000    435,000    435,000    435,000    435,000

     Annual benefits are shown before deduction of 50% of primary social security benefits.

     The following table shows the estimated pension benefits payable under the pension plan and the supplemental retirement plan to individuals who became participants in the supplemental retirement plan after December 31, 1988, at age 65, based on compensation that is covered by the pension plan and the supplemental retirement plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

            (MINIMUM BENEFIT FOR INDIVIDUALS WHO BECAME PARTICIPANTS IN THE SUPPLEMENTAL RETIREMENT PLAN AFTER DECEMBER 31, 1988)

                         ESTIMATED ANNUAL PENSION BENEFITS
FINAL AVERAGE       BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL       ----------------------------------------------------
COMPENSATION       10         15         20         25         30
-------------   --------   --------   --------   --------   --------
  $125,000      $ 31,250   $ 46,875   $ 62,500   $ 75,000   $ 75,000
   175,000        43,750     65,625     87,500    105,000    105,000
   225,000        56,250     84,375    112,500    135,000    135,000
   275,000        68,750    103,125    137,500    165,000    165,000
   325,000        81,250    121,875    162,500    195,000    195,000
   375,000        93,750    140,625    187,500    225,000    225,000
   425,000       106,250    159,375    212,500    255,000    255,000
   475,000       118,750    178,125    237,500    285,000    285,000
   525,000       131,250    196,875    262,500    315,000    315,000
   575,000       143,750    215,625    287,500    345,000    345,000
   625,000       156,250    234,375    312,500    375,000    375,000
   675,000       168,750    253,125    337,500    405,000    405,000
   725,000       181,250    271,875    362,500    435,000    435,000

     Annual benefits are shown before deduction of 20.83% of primary social security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "final average monthly compensation" for purposes of the Company's pension plan and supplemental retirement plan is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last ten years in which such total compensation is highest. However, for individuals who became participants in the supplemental retirement plan on or before December 31, 1988, compensation used in determining "final average annual compensation" includes bonuses and incentives. The "final average annual compensation" as of the end of the 2002 fiscal year was $501,085, $259,786, $325,000, $170,560 and
$146,445 for Messrs. Zacks, Galvis, Coughlin, Viren and Van Steyn, respectively. Messrs. Zacks, Galvis, Coughlin, Viren and Van Steyn have approximately 47, 12, 1, 14 and 14 years, respectively, of credited service under the pension plan and the supplemental retirement plan. Mr. Zacks was a participant in the supplemental retirement plan on December 31, 1988. Messrs. Galvis, Coughlin, Viren and Van Steyn became participants in the supplemental retirement plan after December 31, 1988. Mr. Lenich had approximately two years of credited service under the pension plan and the supplemental retirement plan prior to resigning his positions with the Company on August 19, 2002. Since no benefits are payable under the pension plan or the supplemental retirement plan unless a participant has at least five years of credited service, Mr. Lenich will receive no benefits under either plan.

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company (a "Non-Employee Director") receives $17,000 annually for services as a director. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the Board of Directors attended. All members of standing committees of the Board receive a fee of $500 for each meeting attended that occurs on the same day as a Board meeting, a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and a fee of $500 for participating in a telephonic meeting of a committee. Chairs of the Board committees may receive additional fees for serving in that capacity. Currently, the chair of one Board committee receives a fee of $250 per meeting for serving as a chair in addition to the regular meeting fee.

     Each Non-Employee Director has been granted a non-qualified stock option to purchase 6,250 common shares with an exercise price equal to the fair market value of the common shares on the grant date. These options have terms of ten years and become exercisable six months after the grant date. All options held by current Non-Employee Directors were granted pursuant to the Directors Plan which terminated on May 16, 2001. Future non-qualified stock options will be granted to Non-Employee Directors who join the Board under the 2002 Plan.

OTHER COMPENSATION

     In 1952, the Company obtained from Florence Zacks Melton, the mother of Gordon Zacks, the exclusive right to manufacture and sell various slipper styles and other product designs created and owned by her, including future styles and designs. Under a royalty agreement with the Company, Mrs. Melton receives 1% of the Company's net sales of products utilizing her designs. The royalty agreement terminates five years after the death of Mrs. Melton. During 2002, the Company accrued royalty payments (which will be paid in 2003) totaling $55,389 pursuant to the royalty agreement. In October 2000, the royalty agreement was amended to give the Company an option to purchase Mrs. Melton's product designs and related patent rights. This option is exercisable by the Company for a period of six months following the death of Mrs. Melton or a change of control of the Company. The option price for Mrs. Melton's ownership interest in the product designs and patent rights is $750,000 if the option is exercised following a change of control of the Company that occurs prior to the death of Mrs. Melton and $500,000 if the option is exercised following the death of Mrs. Melton if her death occurs prior to a change of control. The royalty agreement was also amended to grant to Mrs. Melton the right to require the Company to purchase her product designs and patent rights for a period of six months following a change of control of the Company that occurs prior to her death for a purchase price of $750,000. Upon the Company's purchase of Mrs. Melton's design rights, the royalty agreement will terminate.

     Mrs. Melton is also a party to a consulting services agreement with the Company pursuant to which she has agreed to provide consulting services to the Company in regard to product design and construction and to promote and enhance the Company's image and reputation through participation in employee meetings and Company communications. The consulting services agreement provides for quarterly payments of $15,000 each. The initial term of the agreement began on January 1, 2000 and ended on December 31, 2001. The term of the agreement was automatically renewed and will continue to be automatically renewed for additional 12-month periods unless either party elects not to renew.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Gordon Zacks, Chairman of the Board, President and Chief Executive Officer, is party to an employment agreement with the Company, dated July 1, 2001. The initial term of the employment agreement ends on July 1, 2004, but the term will automatically be renewed for additional one-year periods unless either party elects not to renew. In addition, if a "change of control" of the Company occurs or is publicly proposed (and such proposal is not withdrawn) prior to the end of the employment term, the term will automatically be extended for an additional one-year period beginning on the date the employment term would have otherwise terminated. The Company is obligated to cause Mr. Zacks to be nominated as a director during the employment term.

     Mr. Zacks is entitled to receive a minimum annual base salary of $490,000, subject to increases that the Board of Directors may grant. In addition to his annual base salary, Mr. Zacks is entitled to participate in the Company's annual incentive plan at an annual level of 40% of base salary if the target performance levels are met and 100% of base salary if the maximum performance levels are met or exceeded. He is also entitled to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits.

     If Mr. Zacks' employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Zacks for "good reason" (as defined in the employment agreement) prior to a "change of control," until the longer of the remainder of the employment term or 18 months, the Company will continue to pay Mr. Zacks his base salary plus a bonus amount based on his average annual bonus for the three full fiscal years ending prior to his termination of employment. Mr. Zacks' outstanding options will also become fully exercisable and any restricted common shares he holds will become fully vested. In addition, Mr. Zacks will receive for a period ending on his 75th birthday or his earlier death, all life, medical and dental insurance benefits to which he was entitled immediately prior to the date of termination. If Mr. Zacks' employment is terminated by the Company without "cause" or by Mr. Zacks for "good reason" following a "change of control," he will be entitled to receive a payment equal to three times his base salary at the highest rate paid during the employment term plus three times the average of the annual bonuses received during the five fiscal years ending before Mr. Zacks' termination of employment (or, if less, the number of years in which he received a bonus during those past five fiscal years). Mr. Zacks will also receive for a period ending on his 85th birthday or his earlier death, all life, medical and dental insurance benefits to which he was entitled immediately prior to the date of termination and he will receive all of his other employee benefits for a period of three years after the date of termination. In addition, his outstanding options will become fully exercisable and any restricted common shares he holds will become fully vested. A "change of control" is deemed to have occurred if a third party acquires more than a majority of the total voting power of the Company's outstanding voting securities or as a result of, or in connection with, specified business combinations or a contested election, the individuals who were directors immediately before the transaction cease to constitute a majority of the Company's Board of Directors or any acquisition, merger or other business combination occurs in which the Company's shareholders before the transaction do not own at least 51% of the equity interest of the surviving entity immediately after the transaction. The employment agreement also provides for the continuation of Mr. Zacks' salary and benefits for a period of time following a permanent and total disability and for the continuation of certain benefits for a period of time following his retirement. In the event that the payments and benefits would constitute "excess parachute payments" under the Internal Revenue Code of 1986, as amended, the Company will either reduce the payments and benefits to an amount which will no longer constitute an "excess parachute payment" or reimburse Mr. Zacks for the amount of any excise tax due, whichever provides Mr. Zacks with the larger after-tax amount.

     Under an agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from his estate, at the estate's election, up to $4 million of the common shares held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate exercises its put right. The estate's put right expires after the second anniversary of Mr. Zacks' death. The Company agreed to fund its potential obligation to purchase the common shares by purchasing and maintaining life insurance during Mr. Zacks' lifetime. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares owned by Mr. Zacks at his death if his estate elects to sell the common shares.

     William Lenich resigned as the President and Chief Operating Officer and as a director of the Company on August 19, 2002. Pursuant to a severance agreement with Mr. Lenich, the Company agreed to pay to Mr. Lenich a monthly amount of $37,500 and to continue medical insurance for a period of nine months, subject to mitigation if Mr. Lenich secured full-time employment prior to the end of the nine-month period. As a result of Mr. Lenich securing full-time employment prior to the end of the nine-month period, the Company was only obligated to make these payments and to provide such coverage for three full months and a portion of a fourth month. The Company also agreed that all options held by Mr. Lenich would become fully exercisable and to reimburse up to $5,000 of moving expenses. In consideration of the payments and benefits contemplated by the severance agreement, Mr. Lenich agreed to terminate his employment agreement with the Company, to provide certain assistance to the Company and to refrain from competing with the Company for a specified time period to the extent provided in the severance agreement.

     Christian Galvis, Executive Vice President -- Operations and
President -- Operations of Barry Comfort Group, is a party to an executive employment agreement with the Company, dated as of January 4, 1998. The agreement expires on January 4, 2004. Mr. Galvis is entitled to receive a minimum annual salary of $258,000, subject to increases that the Board of Directors may grant. In addition to his annual salary, Mr. Galvis is entitled to participate in the annual incentive plan, at a maximum level equal to 60% of his base salary, and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Galvis for "good reason" (as defined in the employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Galvis' employment agreement also provides for the continuation of salary for a period of time following a permanent and total disability.

     Mr. Galvis and the Company are also parties to the stock grant agreement described above under "EQUITY COMPENSATION PLAN INFORMATION -- NON-SHAREHOLDER APPROVED EQUITY ARRANGEMENTS."

     Daniel D. Viren, Senior Vice President -- Finance and Chief Financial Officer, Secretary and Treasurer, is a party to an executive employment agreement with the Company, dated as of June 5, 2000, which provides for the employment of Mr. Viren for a term of three years. Mr. Viren is entitled to receive a minimum annual salary of $220,000, subject to increases that the Board of Directors may grant. The Company paid Mr. Viren an aggregate sign-on bonus of $50,000, of which $25,000 was paid on June 13, 2000 and $25,000 was paid on January 9, 2001. Mr. Viren is entitled to participate in the annual incentive plan, at a maximum annual level equal to 60% of his base salary, and to receive certain health and life insurance coverages, pension and retirement benefits and other employee benefits. On June 5, 2000, Mr. Viren was granted options covering 75,000 common shares, with an exercise price of $3.75, pursuant to his employment agreement. If Mr. Viren's employment is terminated by the Company without "cause" (as defined in his employment agreement) or by Mr. Viren for "good reason" (as defined in his employment agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination. Mr. Viren's employment agreement also provides for the continuation of salary for a period of time following a permanent and total disability.

     Donald G. Van Steyn, Vice President -- Chief Information Officer, entered into a change in control agreement, dated as of January 4, 2001, with the Company, which provides that if his employment is terminated by the Company without "cause" (as defined in the agreement) or by him for "good reason" (as defined in the agreement) within 36 months following a "change in control" (as defined in the agreement), he will be entitled to receive a severance payment equal to the greater of the total compensation (including bonus) paid to him or accrued for his benefit for services rendered during the calendar year ending prior to the date on which the "change in control" occurred or the total compensation (including bonus) paid to him or accrued for his benefit for services rendered during the 12-month period immediately preceding the date of termination of employment. Prior to a "change in control," the change in control agreement will terminate immediately if his employment is terminated for any reason. The change in control agreement will continue in effect until January 4, 2004, unless earlier terminated pursuant to its terms.

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common shares with an index for shares listed on NYSE and an index for Media General Industry Group, Textile-Apparel Clothing, for the five-year period ended December 27, 2002 (the last trading day during the Company's 2002 fiscal year).

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURNS OF R. G. BARRY CORPORATION
                  COMMON SHARES, NEW YORK STOCK EXCHANGE INDEX
                  AND TEXTILE-APPAREL CLOTHING INDUSTRY INDEX

                                                 R.G. BARRY CORPORATION          MG GROUP INDEX             NYSE MARKET INDEX
                                                 ----------------------          --------------             -----------------
1997                                                     100.00                      100.00                      100.00
1998                                                      95.65                       99.99                      118.99
1999                                                      34.78                       90.72                      130.30
2000                                                      20.65                       90.96                      133.40
2001                                                      51.74                       93.52                      121.52
2002                                                      35.74                       92.42                       99.27

------------------------------------------------------------------------------------------------------------------------------
                                          1997           1998           1999           2000           2001           2002
------------------------------------------------------------------------------------------------------------------------------
 R. G. Barry Corporation                 100.00          96.65          34.78          20.65          51.74          35.74
------------------------------------------------------------------------------------------------------------------------------
 MG Group Index                          100.00          99.99          90.72          90.96          93.52          92.42
------------------------------------------------------------------------------------------------------------------------------
 NYSE Market Index                       100.00         118.99         130.30         133.40         121.52          99.27
------------------------------------------------------------------------------------------------------------------------------

                               PROPOSAL NUMBER 2

                         APPROVAL OF AMENDMENTS TO THE
              R. G. BARRY CORPORATION EMPLOYEE STOCK PURCHASE PLAN

     On March 12, 2003, the Board of Directors of the Company, adopted, subject to approval by the shareholders, amendments to the Stock Purchase Plan which would:

     - increase the number of common shares available under the Stock Purchase Plan by 450,000;

     - clarify that the maximum duration of each Term under the Stock Purchase Plan will be 27 months to more completely reflect the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code; and

     - make various non-substantive changes to the Stock Purchase Plan to conform the Plan to the current requirements for "employee stock purchase" plans under Section 423 of the Internal Revenue Code, to update provisions in the Plan to reflect the passage of time and to make provisions in the Plan internally consistent.

GENERAL

     The Company's shareholders originally approved the Stock Purchase Plan at the 1973 Annual Meeting of Shareholders and at each of the 1978, 1984, 1988 and 1993 Annual Meetings of Shareholders, approved amendments to increase the number of common shares available under the Stock Purchase Plan.

     During the first ten Terms of the Stock Purchase Plan, options were exercised to purchase an aggregate of 773,801 common shares of the Company, reflecting adjustments for changes in the Company's capitalization. The following table summarizes the participation of employees in the Stock Purchase Plan during Terms I through X -- the "common shares purchased" and "average option price per share" figures have been adjusted for changes in the Company's capitalization:

           PARTICIPATION IN TERMS I THROUGH X OF STOCK PURCHASE PLAN

                                        NUMBER OF COMMON SHARES      AVERAGE OPTION PRICE PER SHARE
TERM                                 PURCHASED BY OPTION EXERCISE*    FOR COMMON SHARES PURCHASED*
----                                 -----------------------------   ------------------------------
Term I (9/1/73 - 8/31/75)                        68,420                          $ 0.956
Term II (9/1/76 - 8/31/78)                      130,900                          $ 1.217
Term III (5/1/79 - 4/30/81)                      45,149                          $ 3.347
Term IV (11/1/81 - 10/31/83)                     22,578                          $ 2.008
Term V (10/1/85 - 9/30/87)                      113,375                          $ 1.721
Term VI (7/1/89 - 6/30/91)                       32,931                          $ 1.482
Term VII (7/1/92 - 6/30/94)                     141,392                          $ 2.199
Term VIII (10/1/94 - 9/30/96)                    24,913                          $11.093
Term IX (10/1/97 - 9/30/99)                         930                          $ 5.206
Term X (3/1/00 - 2/28/02)                       193,213                          $ 2.550

---------------

* Reflects adjustments for changes in the Company's capitalization.

     The following table sets forth, as of March 17, 2003, the number of common shares which have been purchased under the Stock Purchase Plan by (i) each of the individuals named in the Summary Compensation Table who has participated in the Stock Purchase Plan while serving as an executive officer; (ii) all current executive officers of the Company who have participated in the Stock Purchase Plan while serving as executive officers, as a group; and (iii) all employees of the Company as a group, other than current executive officers who have participated in the Stock Purchase Plan while serving as executive officers. The numbers shown for the executive officers, both individually and as a group, reflect the number of common shares purchased under the Stock Purchase Plan while serving as executive officers. No common shares have been purchased under the Stock Purchase Plan by current executive officers of the Company who are not named in the table, current directors who are not executive officers of the Company, any of the nominees for election as a director of the Company or associates of any of the directors, executive officers or nominees for election as a director of the Company.

                                                                 NUMBER OF
                                                               COMMON SHARES
NAME AND POSITION                                               PURCHASED*
-----------------                                              -------------
Christian Galvis, Executive Vice President -- Operations,
  President -- Operations of Barry Comfort Group............       15,563
Daniel D. Viren, Senior Vice President -- Finance, Chief
  Financial Officer, Secretary, Treasurer...................        2,273
Donald G. Van Steyn, Vice President -- Chief Information
  Officer...................................................        4,900
All current executive officers who have participated in the
  Stock Purchase Plan while serving as executive officers,
  as a group................................................       27,834
All employees as a group, other than current executive
  officers who have participated in the Stock Purchase Plan
  while serving as executive officers.......................      745,967

---------------

* Reflects adjustments for changes in the Company's capitalization.

     As of the date of this Proxy Statement, 56,099 common shares remain available for issuance under the Stock Purchase Plan, which is not enough common shares for the Company to commence a new Term of the Plan. The Board of Directors believes that the Stock Purchase Plan provides an additional incentive to employees to remain with the Company and inspires increased employee interest in the success of the Company's operations. The Board has determined that it is desirable to continue the Stock Purchase Plan and therefore recommends that shareholders approve the amendment to the Stock Purchase Plan which would make an additional 450,000 common shares available thereunder.

     The principal features of the Stock Purchase Plan, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex I.

SUMMARY OF OPERATION OF STOCK PURCHASE PLAN

     The Stock Purchase Plan has been conducted in ten separate Terms of two years each. Term X ended on February 28, 2002. The proposed amendments clarify that the maximum duration of each Term under the Stock Purchase Plan will be 27 months to comply with applicable provisions of the Internal Revenue Code. If the proposed amendments are approved, Term XI and any other future Terms of the Stock Purchase Plan will commence at such time as the Board of Directors determines. Any individual who has been a full-time employee of the Company continuously for a period of at least twelve months prior to the date his or her participation in the Stock Purchase Plan is to become effective, will be eligible to participate in the Stock Purchase Plan. It is estimated that approximately 350 individuals presently meet these eligibility requirements, including the executive officers of the Company named in the Summary Compensation Table other than Gordon Zacks who is not eligible to participate.

     Each employee who enrolls at the commencement of a Term of the Stock Purchase Plan is granted an option to purchase that number of common shares computed by dividing the amount of payroll deductions he or she is to accumulate over the Term by 85% of the closing price of the Company's common shares on the commencement date of the Term. The option price of common shares purchased with payroll deductions made during the Term will be the lower of 85% of the closing price of the Company's common shares on the date the option is granted or 85% of the closing price on the last date of the Term, whichever is lower. On March 17, 2003, the closing price for the Company's common shares was $2.45.

     Employees participating in the Stock Purchase Plan can elect to have payroll deductions made in multiples of $1.00 from their base pay for each pay period. The minimum permissible deduction is $2.00. A participant may not change the rate of payroll deductions to be made during the balance of the Term in which the participant has enrolled. Base pay is the hourly rate (or the rate per pay period for salaried employees) which a participant regularly receives without taking into account bonuses, overtime pay and other forms of additional compensation. Participants may not elect to have more than 10% of their base pay deducted during any Term of the Plan. Payroll deductions will accumulate in each participant's account under the Stock Purchase Plan during each Term. All payroll deductions held by the Company under the Stock Purchase Plan may be used for any corporate purpose and the Company is not obligated to segregate the payroll deductions.

     At the end of any Term, a participant may elect:

     - To permit the automatic exercise of the participant's options to buy as many full common shares as the amount of the participant's accumulated payroll deductions during the Term will purchase at the participant's option price and as are available to the participant under the options granted on the commencement of the participant's participation in the Term. The participant will receive any remaining balance of those payroll deductions in cash, with interest; or

     - To exercise part of the participant's options by using part of the accumulated payroll deductions to buy a lesser number of common shares at the participant's option price and to receive the balance of the accumulated payroll deductions in cash, with interest; or

     - Not to exercise any options and to have all of the accumulated payroll deductions paid to the participant in cash, with interest.

     The number and market value of the common shares purchased by any participant under the Stock Purchase Plan may not exceed specific limitations. These limitations include a prohibition upon the granting of an option under the Stock Purchase Plan to an employee which permits his or her rights to purchase common shares of the Company under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such common shares (determined at the time each option is granted) for each calendar year during which the option is outstanding. Further, no employee may be granted an option under the Stock Purchase Plan if, immediately after the grant, the employee would own common shares, and/or hold outstanding options to purchase common shares, possessing 5% or more of the total voting power of the Company. Accordingly, Mr. Zacks currently may not participate in the Stock Purchase Plan.

     A participant may not transfer, assign, pledge or otherwise dispose of any payroll deductions credited to the participant's Stock Purchase Plan account or the participant's option to purchase common shares under the Stock Purchase Plan except by will or pursuant to the laws of inheritance. A participant may withdraw from the Stock Purchase Plan at any time and receive the amount of the participant's account at the withdrawal date, with interest. Participants who withdraw funds during any Term may not, however, remain active participants in the Stock Purchase Plan during that Term. If a participant retires or dies during a Term, the participant or the participant's representative, as the case may be, may elect to continue to participate for the remainder of the Term by making cash payments in lieu of payroll deductions, or may terminate participation and receive the remainder in the participant's account, with interest. Participants who have withdrawn from the Stock Purchase Plan and those who do not elect to participate in a particular Term of the Stock Purchase Plan may become participants in a subsequent Term as long as they remain eligible for participation.

     In any situation where the Stock Purchase Plan provides for the payment of interest in respect of a participant's payroll deductions, the rate is currently 7% per annum. This interest rate is reviewed annually and may be changed by the Company's Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Generally, participants will recognize taxable income only when they dispose of common shares purchased under the Stock Purchase Plan or upon death. However, any interest received in respect of accumulated payroll deductions returned in cash will be taxed as ordinary income. The precise federal income tax treatment applicable on disposition of common shares purchased under the Stock Purchase Plan will be determined by the length of time the common shares have been held.

     If a participant disposes of common shares purchased under the Stock Purchase Plan at least two years after the date the option to purchase those common shares was granted to him and one year after the common shares were purchased, or if a participant dies while holding common shares purchased under the Stock Purchase Plan, the participant will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of:

     - the excess of the fair market value of the common shares at disposition or death over the amount actually paid for the common shares; or

     - the excess of the fair market value of the common shares at the time the option was granted to the participant over the option price determined as if the option had been exercised on the grant date.

     Any remaining gain will be taxed as a long-term capital gain in the year of disposition. If the sales price is less than the option price, the participant will recognize a long-term capital loss.

     If a participant disposes of common shares purchased under the Stock Purchase Plan either within two years after the date the option to purchase those common shares was granted or within one year after the common shares were purchased, the participant will recognize both ordinary income and capital gain or loss. The excess of the fair market value of the common shares on the date of purchase over the option price will be taxed as ordinary income in the year of disposition even if the common shares are sold at a loss. The difference, if any, between the fair market value of the common shares on the date of purchase and the price received on disposition of the common shares will be taxed as a capital gain or loss in the year of disposition. If the participant has held the common shares one year or less, the capital gain or loss will be short-term. If the participant has held the common shares for more than one year, the capital gain or loss will be long-term.

     A gift of the common shares purchased under the Stock Purchase Plan is also a disposition which will trigger application of the rules described above.

     Generally, the Company is not entitled to a tax deduction when participants purchase common shares under the Stock Purchase Plan or when participants sell the common shares they purchased. However, if a participant disposes of common shares purchased under the Stock Purchase Plan within two years after the option to purchase those common shares was granted or within one year after the common shares were purchased, the amount of ordinary income recognized by the participant because of the disposition is deductible by the Company as an employer business deduction in the year of disposition.

ADMINISTRATION; AMENDMENTS; TERMINATION

     The Company bears the cost of administering the Stock Purchase Plan but makes no cash contributions under it. The Plan is administered by the Employee Stock Purchase Plan Committee which consists of three employees of the Company appointed by the Board of Directors. Members of the Employee Stock Purchase Committee receive no additional compensation for their services. The Employee Stock Purchase Committee has the authority to make, administer and interpret rules and regulations relating to the operation of the Stock Purchase Plan.

     The Stock Purchase Plan provides for adjustment in the number of common shares available under it and in the number and option price of common shares subject to outstanding options if there is a stock split, stock dividend or other change in the Company's capitalization.

     The Stock Purchase Plan will continue indefinitely unless terminated by the Company's Board of Directors. The Board of Directors may amend, modify or terminate the Stock Purchase Plan at any time. However, the rights of a participant in any Term are fixed as of the date that Term commences and cannot be adversely affected by later amendment or termination without the approval of the participant. Any further amendment of the Plan to permit the sale of more common shares or to permit payroll deductions at a rate in excess of 10% of a participant's base pay would require approval by the shareholders of the Company.

RECOMMENDATION AND VOTE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE STOCK PURCHASE PLAN.

     SHAREHOLDER APPROVAL OF THE PROPOSED AMENDMENTS TO THE STOCK PURCHASE PLAN WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON SHARES, PRESENT IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL. THE EFFECT OF AN ABSTENTION IS THE SAME AS A "NO" VOTE.

                         REPORT OF THE AUDIT COMMITTEE

GENERAL

     The Audit Committee consists of four directors and operates under the charter adopted by the Company's Board of Directors. In accordance with that charter, the Audit Committee assists the Board of Directors in fulfilling the Board's responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee qualifies as independent for purposes of the New York Stock Exchange's corporate governance standards as currently in effect and as proposed to be revised.

REVIEW AND DISCUSSION WITH INDEPENDENT AUDITORS

     In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP a written statement describing all relationships between the Company and KPMG LLP that might bear on KPMG LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee discussed with KPMG LLP any relationships or services that may impact the objectivity and independence of KPMG LLP and satisfied itself as to KPMG LLP's independence. The Audit Committee also reviewed and discussed with management and KPMG LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee discussed and reviewed with KPMG LLP all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of KPMG LLP's examination of the Company's consolidated financial statements.

REVIEW AND DISCUSSION WITH MANAGEMENT

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 28, 2002 with management and KPMG LLP. Management has the responsibility for the preparation of the Company's consolidated financial statements and KPMG LLP has the responsibility for the audit of those statements.

CONCLUSION

     Based on the Audit Committee's discussions with management and KPMG LLP and its review of the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board approved) that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 to be filed with the SEC.

          SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

   Philip G. Barach   Edward M. Stan   Harvey M. Krueger   Harvey A. Weinberg

                            AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for the 2002 fiscal year, and fees billed for other services rendered by KPMG LLP for the 2002 fiscal year:

Audit Fees, excluding Audit Related Fees....................   $386,000
Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees:
  Audit Related Fees (1)....................................   $ 26,000
  Other Non-Audit Fees (2)..................................   $205,000
                                                               --------
     Total All Other Fees...................................   $231,000

---------------

(1) Audit related fees related principally to audits of financial statements of certain employee benefit plans and statutory audits not required to complete the audit of the consolidated financial statements.

(2) Other non-audit fees related to tax compliance and advisory services.

     All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                              INDEPENDENT AUDITORS

     The Company engaged KPMG LLP as its independent auditors to audit its consolidated financial statements for the 2002 fiscal year. KPMG LLP, together with its predecessors, has served as the Company's independent auditors since 1966. The Audit Committee will make its selection of the independent auditors for the 2003 fiscal year later in the year.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company no later than November 28, 2003, to be eligible for inclusion in the Company's proxy materials relating to that Annual Meeting. Such proposals may be included in next year's proxy materials if they comply with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2004 Annual Meeting of Shareholders and does not notify the Company of the proposal by February 13, 2004, the management proxies of the Company will be entitled to use their discretionary voting authority should the proposal then be raised, without discussion of the matter in the Company's proxy statement for that Annual Meeting.

     In each case, written notice must be given to the Company's Secretary, whose address is: Daniel D. Viren, Secretary, R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

     Shareholders desiring to nominate candidates for election as directors at the 2004 Annual Meeting or to submit candidates to the Nominating and Governance Committee of the Company's Board of Directors must follow the procedures described in "ELECTION OF DIRECTORS."

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The SEC recently implemented new rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This new method of delivery, often referred to as "householding," would permit the Company to send a single annual report and a single proxy statement to any household at which two or more different shareholders reside if the Company believes such shareholders are members of the same family or otherwise share the same address or in which one shareholder has multiple accounts, in each case if such shareholder(s) have not opted out of the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces the Company's expenses. The Company may institute householding in the future and will notify registered shareholders who will be affected by householding at that time.

     Many brokerage firms and other holders of record have instituted householding. If your family has one or more "street name" accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of the Proxy Statement or our Annual Report to Shareholders for the 2002 fiscal year or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action at the 2003 Annual Meeting of Shareholders other than those discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting or any adjournment, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

     It is important that proxies be completed and returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy card in the self-addressed envelope provided.

                                          By Order of the Board of Directors,

                                          /S/ Gordon Zacks
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

March 28, 2003

                                                                         ANNEX I

                            R. G. BARRY CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
              (REFLECTS AMENDMENTS AND REVISIONS FOR SHARE SPLITS
                          AND SHARE DIVIDENDS THROUGH
                    MARCH 12, 2003 AND PROPOSED AMENDMENTS)

1. PURPOSE

     The purpose of the R. G. Barry Corporation Employee Stock Purchase Plan (the "Plan") is to provide Associates of R. G. Barry Corporation (the "Company") an opportunity to acquire an equity interest in the Company through the purchase of Common Shares ("Shares") of the Company and thus develop a stronger incentive to work for the continued success of the Company's operations. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and therefore, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423(b) of such Code.

2. ELIGIBILITY

     A. Any Associate (as defined in Paragraph 19B) who shall have completed at least twelve (12) consecutive months as such an Associate prior to the date his participation in the Plan is to become effective shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Internal Revenue Code.

     B. Any provision of the Plan to the contrary notwithstanding, no Associate shall be granted an option:

          (i) If, immediately after the grant, such Associate would own Shares and/or hold outstanding options to purchase Shares, possessing 5% or more of the total voting power of the Company; or

          (ii) which permits his rights to purchase Shares under all employee stock purchase plans of the Company and its parent and subsidiary corporations, if any, to accrue at a rate which exceeds $25,000 of fair market value of such Shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.

3. TERMS OF THE PLAN

     A. The Plan will be conducted in separate terms of not more than 27 months each. Each Term will commence on such date as shall be determined from time to time by the Board of Directors of the Company. Participation in any part of any Term of the Plan shall neither limit, nor be a prerequisite to, participation in any other Term or part thereof except that no Associate may have more than one Payroll Deduction Authorization in effect under the Plan simultaneously. Subject to Paragraph 11A, the number of Shares available during each Term shall be determined by the Stock Purchase Plan Committee.

4. PARTICIPATION IN THE PLAN

     A. Eligible Associates will be notified of their eligibility by the Company on or before the commencement of each Offering Period. An Offering Period shall consist of the 30-day period immediately preceding the commencement date of a Term.

     B. An Eligible Associate may become a participant ("Participant") by completing the form provided by the Company and filing it with his supervisor prior to the applicable date provided below.

     C. An Eligible Associate who wishes to become a Participant for any full Term of the Plan must file his Election to Purchase Form applicable to such Term prior to the conclusion of the Offering Period immediately preceding the date when such Term commences, and such Election to Purchase Form shall become effective on such commencement date.

     D. An Associate who becomes an Eligible Associate after the commencement of a Term may become a Participant for the last half of any Term of the Plan. To do so, he must file his Election to Purchase Form applicable to such period during the calendar month preceding the first anniversary of the commencement date of such Term (the "mid-point"), and such Election to Purchase Form shall become effective on that date.

     E. If a Participant in any Term of the Plan files another Election to Purchase Form applicable to such Term, after he becomes a Participant in such Term, such filing shall constitute an election under Paragraph 9 to withdraw all funds then credited to the account of such Participant.

     F. Participation in the Plan shall be voluntary.

5. PAYROLL DEDUCTIONS

     A. At the time he enrolls in any Term of the Plan, a Participant shall elect to have payroll deductions made from his pay on each pay day during the time he is a Participant in that Term of the Plan in multiples of $1.00. The minimum deduction for any Participant shall be $2.00. The maximum deduction for each Participant shall be an amount equal to 10% of his annual Base Pay as of the time of such enrollment.

     B. All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account except in the event of a lay--off or leave of absence as provided for in Paragraph 9D.

     C. During any Term of the Plan, a Participant may not elect to change the rate of payroll deductions to be made from his pay for the remainder of that Term of the Plan.

     D. Payroll deductions for a Participant shall commence on the date when his Election to Purchase Form becomes effective and shall end on the termination date of the Term of the Plan to which such Election to Purchase Form is applicable, unless sooner terminated by the Participant as provided in Paragraph 9.

6. GRANTING OF OPTION

     A. On the date when a Participant's Election to Purchase Form becomes effective under Term II of the Plan, the Participant will be granted an option for as many full Shares as he will be able to purchase with the payroll deductions credited to his account during his participation in Term II of the Plan pursuant to his Election to Purchase Form at a price equal to 85% of the closing price of the Shares on the Exchange on such date.

     B. A Participant who files an Election to Purchase Form which becomes effective on the date when any subsequent Term of the Plan commences shall be granted an option, on such date, for as many full Shares as could be purchased, using his payroll deductions, at a price equal to 85% of the Closing Price of the Shares on the Exchange on such date.

     C. A Participant who files an Election to Purchase Form which becomes effective at the mid-point of any Term of the Plan shall be granted an option, on such date, for as many full Shares as could be purchased, using his payroll deductions, at a price equal to 85% of the higher of (a) the closing price of the Shares on the Exchange on such mid-point or (b) the closing price of the Shares on the Exchange on the date when that Term commenced.

     D. The option price of Shares purchased with payroll deductions made during each Term of the Plan for an Associate who becomes a Participant in that Term of the Plan on the date when such Term commences shall be the lower of:

          (i) 85% of the closing price of the Shares on the Exchange on that date; or

          (ii) 85% of the closing price of the Shares on the Exchange on the date when such Term ends.

     E. The option price of Shares purchased with payroll deductions made during the last half of each Term of the Plan for an Associate who becomes a Participant in that Term of the Plan on the mid-point thereof, shall be the lower of:

          (i) 85% of the higher of (a) the closing price of the Shares on the Exchange on such mid-point, or (b) the closing price of the Shares on the Exchange on the date when that Term commenced; or

          (ii) 85% of the closing price of the Shares on the Exchange on the date when such Term ends.

     F. Notwithstanding subparagraphs D and E of this Paragraph 6, no option price applicable to an option granted under the Plan shall be less than the lesser of:

          (i) an amount equal to 85% of the fair market value of the Shares at the time such option is granted; or

          (ii) an amount equal to 85% of the fair market value of the Shares at the time such option is exercised.

7. EXERCISE OF OPTION

     A. (i) Unless a Participant elects otherwise, as provided hereinbelow, his option for the purchase of Shares with payroll deductions made during any Term of the Plan will be exercised automatically for him on the date when that Term ends for the purchase of not more than the number of full Shares which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, subject to Paragraph 7B; provided, that in no event may a Participant purchase more Shares under any Term of the Plan than the number of Shares for which he was granted an option when he became a Participant in that Term as provided by Paragraph 6 of the Plan.

     (ii) By completing an Account Settlement Form provided by the Company and filing it with his supervisor on or before the date when any Term of the Plan ends, a Participant may elect, effective at the termination of that Term, to:

          (a) withdraw all the accumulated payroll deductions in his account at that time, with interest computed as provided in Paragraph 10; or

          (b) exercise his option for a specified number of full Shares less than the number of full Shares for which his option would otherwise be automatically exercised, and receive the balance in cash with interest computed as provided in Paragraph 10.

     B. No option granted to a Participant under any Term of the Plan pursuant to Paragraph 6 may be exercised at the date when such Term ends to purchase more Shares than can be purchased in accordance with any applicable law or regulation then in effect, at the applicable option price, with the sum then accumulated in his payroll deduction account.

     C. Any option granted to a Participant under any Term of the Plan and not exercised on the date when that Term ends shall lapse as of such date.

8. DELIVERY

     As promptly as practicable after the termination of each Term of the Plan, the Company will deliver to each Participant as appropriate either (A) certificates for Shares purchased upon the exercise of his option, together with a cash payment equal to the balance (with interest computed as provided in Paragraph 10) of any payroll deductions credited to his account during such Term and not used for the purchase of Shares, or (B) a cash payment equal to the total of the payroll deductions credited to his account during such Term and interest on such payroll deductions computed as provided in Paragraph 10.

9. WITHDRAWAL OR TERMINATION

     A. A Participant may withdraw payroll deductions credited to his account under the Plan at any time by completing a Form provided by the Company and filing it with his supervisor. All of the Participant's payroll deductions credited to his account will be paid to him promptly after such filing, and no further payroll deductions will be made from his pay except in accordance with a new Election to Purchase Form filed in accordance with Paragraph 4 with respect to a subsequent Term.

     B. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding Term (or part thereof) of the Plan nor in any similar plan which may be adopted by the Company in the future.

     C. Upon termination of a Participant's employment prior to the last day of a Term of the Plan for any reason, his participation in that Term will end and the payroll deductions then credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

     D. If an Associate retires or dies during a Term, he or his legal representative, respectively, may elect to continue participation for the remainder of the Term by making cash contributions in lieu of payroll deductions or to terminate participation pursuant to Paragraph 9C. If an Associate is laid off or takes a leave of absence, he may elect to suspend payroll deductions, to continue his participation by making cash contributions in lieu of payroll deductions or to terminate such deductions pursuant to Paragraph 9A.

     E. Any payroll deductions returned to a Participant or paid to any person or persons in accordance with Paragraph 14, in either case as a result of such Participant's withdrawal from, or termination of participation in, the Plan, will be credited with interest computed as provided in Paragraph 10.

10. INTEREST

     In any situation where the Plan provides for the payment of interest on a Participant's payroll deductions, such interest shall be computed at the rate of 7% per annum applied to the average amount in the Participant's account at the end of each calendar month during the twelve--month period from the commencement date of the Term or the anniversary date thereof and shall be compounded each such interest year. The Stock Purchase Plan Committee shall review such interest rate annually and may recommend to the Board of Directors of the Company that such rate be adjusted.

11. SHARES AND SHARE CERTIFICATES

     A. The Shares to be sold to Participants under the Plan may, at the election of the Company, be either Treasury Shares or Shares originally issued for such purpose. The maximum number of Shares of Stock which shall be made available for sale under the Plan shall be 1,279,900 Shares, plus such number of additional Shares as may from time to time be authorized by the shareholders for that purpose, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16. If the total number of Shares for which options would otherwise be granted at any time pursuant to Paragraph 6 shall exceed the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata reduction of the number of Shares under each option to be granted at that time in as nearly uniform a manner as shall be practicable and as it shall determine to be equitable.

     B. The Participant will have no interest in the Shares covered by his option and will not be deemed a shareholder with respect thereto until such option has been exercised.

     C. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or if the Participant so directs by completing a Form provided by the Company and filing it with his supervisor prior to the termination date of the applicable Term of the Plan, in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with rights of survivorship, to the extent permitted by the applicable law.

12. USE OF FUNDS

     All payroll deductions held by the Company under this Plan may be used for any corporate purpose and the holder thereof shall not be obligated to segregate such payroll deductions.

13. ADMINISTRATION

     The Plan shall be administered by an Employee Stock Purchase Plan Committee consisting of three Associates of the Company who shall be appointed by the Board of Directors. Such Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of such Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.

14. DESIGNATION OF BENEFICIARY

     A Participant may designate a beneficiary or beneficiaries to receive any Shares and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him of such Shares and cash by completing a Form provided by the Company and filing it with his supervisor. Such designation may be changed by the Participant at any time by completing and filing another such Form. Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company then to such other person as the Company may designate. The Company shall not be responsible for or be required to give effect to the disposition of such Shares and cash in accordance with any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Shares or cash credited to the Participant under the Plan.

15. TRANSFERABILITY

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (except by will or pursuant to the laws of inheritance), and any such attempted assignment, transfer, pledge (except by will or pursuant to the laws of inheritance), or other disposition shall be null and void and without effect, but the Company may treat such acts as an election to withdraw from the Plan.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, occurring during any Term of the Plan, as a result of which shares of any class shall be issued in respect of the outstanding Shares or common shares shall be changed into the same or a different number of the same or another class or classes, the number of Shares subject to each option granted during such Term and the option price applicable to each such option shall be appropriately adjusted.

17. AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors of the Company may at any time amend, suspend, modify or terminate the Plan, except that no such termination can affect options previously granted, and except that no amendment may make any change in any option theretofore granted which would adversely affect the rights of any Participant and no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

          A. require sale of more than 1,279,900 Shares under the Plan; or

          B. permit payroll deductions at a rate in excess of 10% of a Participant's Base Pay.

18. NOTICES

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Employee Stock Purchase Plan Committee, c/o R. G. Barry Corporation, 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147, or when received in the form specified by the Company or at the location, or by the person, designated by the Company for the receipt of such notice or other communications.

19. DEFINITIONS

     A. "Base Pay" is the hourly rate, or the rate per pay period for salaried Associates, which the Associate regularly receives on each pay day without taking into account bonuses, overtime pay and all other forms of additional compensation, except to the extent that the inclusion of any such item is specifically approved by the Plan Committee.

     B. "Associate" means any person, including an officer, who is a full time employee of the Company, and shall not include any person who is customarily employed by the Company for twenty hours a week or less, or for less than five months during a calendar year.

     C. "Exchange" means the principal stock exchange on which Shares of the Company are traded.

    [ ]     PLEASE FILL IN, SIGN, DATE              [X]
            AND RETURN PROMPTLY USING      VOTES MUST BE INDICATED
            THE ENCLOSED ENVELOPE.        (X) IN BLACK OR BLUE INK.

1.   ELECTION OF DIRECTORS                                            2.   APPROVAL OF AMENDMENTS TO THE R. G. BARRY
                                                                           CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

   FOR ALL   [ ]    WITHHOLD FOR ALL    [ ]    *EXCEPTIONS   [ ]
                                                                           [ ]  FOR   [ ]  AGAINST   [ ] ABSTAIN
NOMINEES:    JANICE PAGE   HARVEY A. WEINBERG

                                                                      3.   THE  INDIVIDUALS  DESIGNATED TO VOTE THIS PROXY ARE
*(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL           AUTHORIZED TO VOTE, IN THEIR DISCRETION,  UPON SUCH
NOMINEE,  MARK THE  "EXCEPTIONS"  BOX AND STRIKE A LINE  THROUGH           OTHER   MATTERS   (NONE   KNOWN   AT  THE  TIME  OF
THAT NOMINEE'S NAME.)                                                      SOLICITATION  OF THIS PROXY) AS MAY  PROPERLY  COME
                                                                           BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

                                                                           TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX.   [ ]

                                                            Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy card.)

                                                            Date        Shareholder sign here          Co-Shareholder sign here

                                                          -----------   ----------------------------   ----------------------------

                             R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 8, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Daniel D. Viren, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 8, 2003, at the Company's executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio, at 11:00 a.m., local time, and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given or executed
by the undersigned are hereby revoked.
The undersigned acknowledges receipt of
the accompanying Notice of Annual
Meeting of Shareholders and Proxy
Statement for the May 8, 2003 meeting             R. G. BARRY CORPORATION
and Annual Report to Shareholders for             P.O. BOX 11094
the fiscal year ended December 28, 2002.          NEW YORK, NY 10203-0094


            (Continued, and to be executed and dated on other side.)